                                                                    EXHIBIT 23.2

           [LETTERHEAD OF PETER MESSINEO CERTIFIED PUBLIC ACCOUNTANT]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I  consent  to the  inclusion  in the  Prospectus,  of which  this  Registration
Statement on Form S-1 is a part,  of the report dated  January 17, 2012 relative to the  financial  statements  of  Introbuzz as of December 31, 2011 and for the
period May 1, 2008 (date of inception) through December 31, 2011.

I also consent to the  reference to my firm under the caption  "Experts" in such
Registration Statement.

/s/ Peter Messineo, CPA
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Peter Messineo, CPA
Palm Harbor Florida
January 20, 2012